                                                                    Exhibit 1.20

                          INDEPENDENT AUDITORS' CONSENT


We have issued our report dated October 15, 2002, accompanying the financial statements of Price Asset Management, Inc. contained in the Registration Statement. We consent to the use of the aforementioned report in the Registration Statement, and the use of our name as it appears under the caption "Experts".

ALTSCHULER, MELVOIN AND GLASSER LLP



Chicago, Illinois
November 21, 2002